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                                                                     Exhibit 3.7
                                                      (as amended and corrected)

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                GRANT PRIDECO, LP

         This Certificate of Limited Partnership of Grant Prideco, LP (the "Partnership"), dated March 10, 2000, is being duly executed and filed by Grant Prideco Holding, LLC, as general partner, to form a limited partnership under the Delaware Revised Limited Partnership Act.

         FIRST. The name of the limited partnership formed hereby is Grant Prideco, L.P.

         SECOND. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 615 Dupont Highway, Dover, Delaware 19901, County of Kent.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Capitol Services, Inc., 615 Dupont Highway, Dover, Delaware 19901, County of Kent.

         FOURTH. The name and the business address of the general partner of the Partnership is:

         Grant Prideco Holding, L.L.C.
         1450 Lake Robbins Drive
         Suite 600
         The Woodlands, Texas 77380

         FIFTH. Grant Prideco, LP and all general partners thereof, and all limited partners thereof, by the purchase of interests therein, hereby specify, acknowledge and agree that all interests in Grant Prideco, LP, both general partnership interests and limited partnership interests, are securities governed by Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Texas (the "UCC"), and pursuant to the terms of
Section 8.103 of the UCC, such interests shall be "securities" for all purposes under such Article 8 and all other provisions of the UCC.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

                                      GRANT PRIDECO HOLDING, LLC
                                      By:  Grant Prideco, Inc., a Delaware
                                      corporation, sole member of Grant Prideco
                                      Holding, LLC

                                      By:
                                         ---------------------------------------
                                               Philip A. Choyce
                                               Vice President